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                                  EXHIBIT 21


                            SEATTLE FILMWORKS, INC.

                             LIST OF SUBSIDIARIES
                          (AS OF SEPTEMBER 30, 1996)


SEATTLE FILMWORKS MANUFACTURING COMPANY

OPTICOLOR, INC.

                                      99